Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

ForeScout Technologies Reports Strong First Quarter 2018 Financial Results

•	Revenue grows 42% year-over-year

•	GAAP operating margin improves 1,500 bps year-over-year, Non-GAAP operating margin improves 2,700 bps year-over-year

•	Operating cash flow margin improves 1,100 bps year-over-year, free cash flow margin improves 1,000 bps year-over-year

SAN JOSE, Calif., May 10, 2018 – ForeScout Technologies, Inc. (NASDAQ:FSCT), a leading Internet of Things (IoT) security company, today announced results for its first quarter of 2018, ended March 31, 2018.

“We had a very strong start to the year, and I’m very pleased with both the results we achieved in the first quarter and our consistent execution since our IPO,” said Michael DeCesare, CEO and President of ForeScout Technologies. “The need for visibility solutions is growing by the minute as new devices are coming online at a relentless pace, while traditional IT infrastructure is moving to the cloud and IP-connected critical infrastructure creates vulnerabilities across networks. The momentum we are seeing is a testament to the market tailwinds we are benefiting from, coupled with our commitment to our technology and customers. We are growing across our business, consistently innovating, acquiring new marquee customers, and gaining a larger and more strategic footprint within our existing customer base. We are in the early innings of realizing our potential, and I feel great about our near and long-term opportunity.”

First Quarter 2018 Financial Highlights

•	Revenue: Total revenue was $59.7 million, an increase of 42% over the first quarter of 2017.

o	Product revenue was $29.8 million, an increase of 47% over the first quarter of 2017

o	Maintenance and Professional Services revenue was $29.9 million, an increase of 37% over the first quarter of 2017

•
Gross Profit: GAAP gross profit was $43.2 million, or 72% of total revenue, compared to $29.7 million in the first quarter of 2017, or 70% of total revenue. Non-GAAP gross profit was $44.0 million, or 74% of total revenue, compared to $30.0 million in the first quarter of 2017, or 71% of total revenue.

•
Operating Loss: GAAP operating loss was $27.5 million, or 46% of total revenue, compared to $25.6 million in the first quarter of 2017, or 61% of total revenue. Non-GAAP operating loss was $13.9 million, or 23% of total revenue, compared to $21.3 million in the first quarter of 2017, or 51% of total revenue.

•
Net Loss: GAAP net loss was $28.2 million, or $0.74 per share, compared to $27.1 million in the first quarter of 2017, or $4.57 per share. Non-GAAP net loss was $14.6 million, or $0.38 per share, compared to $22.5 million in the first quarter of 2017, or $3.79 per share.

•
Cash Flow: Net cash provided by operating activities was $24.5 million, or 41% of total revenue, compared to $12.8 million in the first quarter of 2017, or 30% of total revenue. Free cash flow was $22.1 million, or 37% of total revenue, compared to $11.5 million in the first quarter of 2017, or 27% of total revenue.

ForeScout adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), effective January 1, 2018 using the full retrospective method. Prior period information has been adjusted to reflect the adoption of the new standard.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We have continued to build on our momentum and are very pleased with our first quarter results, highlighted by revenue growth of 42% year-over-year. We once again saw strong performance across our business as a whole, as the need for visibility solutions touches organizations of all sizes and industries globally,” said Criss Harms, Chief Financial Officer of ForeScout. “I am pleased with the consistent performance we have demonstrated since our IPO, as we have exceeded our top line expectations while continuing to invest in the business for future growth. We remain confident in our model and are making progress on the path towards achieving our long-term profitability goals."

First Quarter 2018 Business Highlights
During the first quarter and recently, ForeScout:

•
Announced the release of ForeScout CounterACT 8, a foundational update that raises the bar on device visibility and control to mitigate risk, reduce the attack surface and automate incident response across the extended enterprise network. The enhanced ForeScout device visibility platform adds increased scalability, cloud-based device intelligence, IoT device assessment and flexible centralized licensing to help enterprises see and control IP-connected devices, including traditional, mobile, virtual, IoT and operational technology, of which there are more than five billion of these devices online today.

•
Announced recognition by CRN, a premier publication and brand of The Channel Company, with three awards across IoT, security and the channel. CRN awarded ForeScout a 5-Star rating on its 2018 Partner Program Guide. Additionally, ForeScout was named to CRN’s annual Security 100 list, the channel's definitive roster of top security technology suppliers, and to its Internet of Things 50 list, which celebrates vendors with offerings that are poised to transform the way we live and work with an unprecedented level of interconnectivity.

•
Announced the award of an enterprise-wide blanket purchase agreement from the U.S. Department of Defense (DoD) through the U.S. military’s Enterprise Software Initiative program. This agreement provides the most current commercially available ForeScout products, maintenance and support for DoD, intelligence community and Coast Guard activities worldwide.

•	Priced and closed a follow-on offering of common stock, raising aggregate proceeds of $16.4 million and providing a liquidity event for selling shareholders.

Second Quarter and Full Year 2018 Outlook
ForeScout provides guidance based on current market conditions and expectations.

For the second quarter of 2018, ForeScout expects:

•	Revenue of $61.0 million - $64.0 million, the midpoint of which would represent year-over-year growth of 25%.

•	Non-GAAP operating loss of $(14.6) - $(13.8) million

•	Non-GAAP net loss per share of $(0.39) - $(0.37) using approximately 40.0 million weighted shares outstanding

For the full year 2018, ForeScout expects:

•	Revenue of $270.4 million - $280.4 million, the midpoint of which would represent year-over-year growth of 23%.

•	Non-GAAP operating loss of $(40.0) - $(36.0) million

•	Non-GAAP net loss per share of $(1.08) - $(1.00) using approximately 40.0 million weighted shares outstanding

Guidance for non-GAAP operating loss and non-GAAP net loss per share excludes stock-based compensation expense. We have not reconciled non-GAAP operating loss guidance to GAAP operating loss, nor have we reconciled non-GAAP net loss per share to GAAP net loss per share, as a result of the uncertainty regarding, and the potential variability of, these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information
ForeScout will host a conference call for analysts and investors to discuss its first quarter 2018 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 9047438.

A live webcast will be accessible on ForeScout’s investor relations website at investors.forescout.com. A telephonic replay of the conference call will be available through Thursday, May 17, 2018. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 9047438.

About ForeScout
ForeScout Technologies, Inc. helps make the invisible visible. Our company provides Global 2000 enterprises and government agencies with agentless visibility and control of traditional and IoT devices the instant they connect to the network. Our technology integrates with disparate security tools to help organizations accelerate incident response, break down silos, automate workflows and optimize existing investments. Learn more at www.forescout.com.

© 2018. ForeScout Technologies, Inc.  All rights reserved.  ForeScout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the second quarter of 2018 and fiscal year 2018, our markets and demand for our products as well as our growth prospects and potential. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our growth in international markets; our expectations concerning the productivity of our expanding sales force as our sales representatives become more seasoned; our plans to attract new customers, retain existing customers and increase our annual revenue; fluctuations in our quarterly results of operations and other operating measures; increasing competition; the release and adoption of CounterAct8; general economic, market and business conditions and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 22, 2018, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.forescout.com/. Additional information will also be set forth in ForeScout’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
ForeScout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). ForeScout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing ForeScout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ForeScout’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ForeScout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. ForeScout defines non-GAAP gross profit as gross profit plus stock-based compensation expense. ForeScout considers non-GAAP gross profit to be a useful metric for management and investors as a more accurate comparison to our peer companies and a more accurate comparison of our financial results to previous periods due to the impact of differences in valuation assumptions and varying award types associated with stock-based compensation expense.

Non-GAAP Operating Loss. ForeScout defines non-GAAP operating loss as operating loss excluding stock-based compensation expense.

Non-GAAP Net Loss Per Share. ForeScout defines non-GAAP net loss as net loss excluding stock-based compensation expense, and expense associated with changes in warrants issued in connection with preferred shares. ForeScout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding.

Free Cash Flow. ForeScout defines free cash flow as net cash provided by operating activities less purchases of property and equipment. ForeScout defines free cash flow margin as free cash flow as a percentage of total revenue. ForeScout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$82,356	$63,009
Marketable securities	140,663	123,384
Accounts receivable	54,780	64,686
Inventory	136	3,660
Deferred commission - current	10,928	10,957
Prepaid expenses and other current assets	10,992	9,213
Total current assets	299,855	274,909
Deferred commission - non-current	21,413	21,795
Property and equipment, net	23,918	23,260
Severance pay deposits	2,158	2,118
Restricted cash - non-current	4,144	4,146
Other assets	2,135	2,490
Total assets	$353,623	$328,718

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,744	$7,348
Accrued compensation	21,814	25,358
Accrued expenses	9,057	10,023
Customer deposits	974	1,008
Deferred revenue - current	102,273	79,631
Notes payable - current	7,266	7,245
Total current liabilities	143,128	130,613
Deferred revenue - non-current	66,918	55,228
Notes payable - non-current	13,754	15,579
Accrued severance pay liability	2,780	2,617
Other liabilities	9,991	9,190
Total liabilities	236,571	213,227

Stockholders' equity:
Common stock	39	38
Additional paid-in capital	581,988	551,986
Accumulated other comprehensive loss	(358)	(112)
Accumulated deficit	(464,617)	(436,421)
Total stockholders’ equity	117,052	115,491
Total liabilities and stockholders' equity	$353,623	$328,718

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue:
Product	$29,780	$20,308
Maintenance and professional services	29,917	21,868
Total revenue	59,697	42,176
Cost of revenue:
Product	7,136	4,092
Maintenance and professional services	9,350	8,431
Total cost of revenue	16,486	12,523
Total gross profit	43,211	29,653
Operating expenses:
Research and development	14,687	10,947
Sales and marketing	42,279	35,045
General and administrative	13,732	9,215
Total operating expenses	70,698	55,207
Loss from operations	(27,487)	(25,554)
Interest expense	(243)	(345)
Other income (expense), net	662	(144)
Revaluation of warrant liabilities	—	(392)
Loss before income taxes	(27,068)	(26,435)
Income tax provision	1,128	635
Net loss	$(28,196)	$(27,070)
Net loss per share attributable to common stockholders, basic and diluted	$(0.74)	$(4.57)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	38,312,835	5,923,858

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(28,196)	$(27,070)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	13,590	4,218
Depreciation	1,607	1,381
Revaluation of warrant liabilities	—	392
Other	(148)	90
Changes in operating assets and liabilities:
Accounts receivable	9,906	27,961
Inventory	3,524	495
Deferred commission	411	382
Prepaid expenses and other current assets	(1,779)	(1,791)
Other assets	253	232
Accounts payable	(5,355)	(4,172)
Accrued compensation	(3,544)	(2,034)
Accrued expenses	(1,255)	(1,412)
Customer deposits	(34)	11,524
Deferred revenue	34,332	2,501
Severance pay, net	123	179
Other liabilities	1,019	(107)
Net cash provided by operating activities	24,454	12,769
Cash flows from investing activities:
Purchases of property and equipment	(2,313)	(1,237)
Purchases of marketable securities	(26,304)	—
Proceeds from maturities of marketable securities	9,000	—
Net cash used in investing activities	(19,617)	(1,237)
Cash flows from financing activities:
Repayments of notes payable	(1,875)	(1,874)
Proceeds from exercise of stock options	3,627	122
Repurchase of unvested common stock	(5)	—
Payments of deferred offering costs	(1,057)	(1,479)
Proceeds from public offerings, net	13,818	—
Net cash provided by (used in) financing activities	14,508	(3,231)
Net change in cash, cash equivalents, and restricted cash for period	19,345	8,301
Cash, cash equivalents, and restricted cash at beginning of period	67,357	83,877
Cash, cash equivalents, and restricted cash at end of period	$86,702	$92,178

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017

GAAP gross profit	$43,211	$29,653
Add:
Stock-based compensation expense	826	346
Non-GAAP gross profit	$44,037	$29,999

GAAP operating expense:	$70,698	$55,207
Less:
Stock-based compensation expense	12,764	3,872
Non-GAAP operating expense	$57,934	$51,335

GAAP operating loss	$(27,487)	$(25,554)
Add:
Stock-based compensation expense	13,590	4,218
Non-GAAP operating loss	$(13,897)	$(21,336)

GAAP net loss per share	$(0.74)	$(4.57)
Add:
Effect on net loss per share from stock-based compensation expense	0.36	0.71
Effect on net loss per share from change in revaluation of warrant liabilities	—	0.07
Non-GAAP net loss per share	$(0.38)	$(3.79)

Net cash provided by operating activities	$24,454	$12,769
Less:
Net purchases of property and equipment	(2,313)	(1,237)
Free cash flow (non-GAAP)	$22,141	$11,532
Free cash flow margin (non-GAAP)	37%	27%